Exhibit 5

Deneen Donnley Senior Vice President and General Counsel Admitted in CT, DE and Washington, DC February 25, 2026

Consolidated Edison, Inc.

4 Irving Place

New York, New York 10003

Re:	Securities Registered Under the Securities Act of 1933

I am Senior Vice President and General Counsel of Consolidated Edison, Inc. (“Con Edison“). I and other members of the Law Department of Consolidated Edison Company of New York, Inc., Con Edison’s principal subsidiary, have represented Con Edison in connection with the sale of 7,000,000 of its Common Shares ($0.10 par value) pursuant to the underwriting agreement, dated February 23, 2026, among the Company and J.P. Morgan Securities LLC as the underwriter named therein, and the Forward Seller and the Forward Purchaser named therein (the “Underwriting Agreement”) and as provided in the Forward Sale Agreement (as defined in the Underwriting Agreement).

The Securities were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-286304, the “Registration Statement”).

We have examined such documents as we have deemed necessary for the purpose of this opinion, including (a) the Restated Certificate of Incorporation and the By-Laws of Con Edison; and (b) minutes of meetings of the Board of Directors of Con Edison and the Finance Committee thereof.

It is my opinion that the Securities to be issued by Con Edison upon physical settlement or net share settlement, as applicable, pursuant to the Forward Sale Agreement, have been duly authorized and, when issued and delivered by Con Edison, will be legally issued, fully paid and non-assessable.

I do not express any opinion herein concerning any law other than the law of the State of New York and the federal laws of the United States.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. However, in giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

[Signature Page Follows]

Consolidated Edison, Inc.

4 Irving Place New York NY 10003 212 460 1315 donnleyd@coned.com

Very truly yours,

/s/ Deneen Donnley

Consolidated Edison, Inc.

4 Irving Place New York NY 10003 212 460 1315 donnleyd@coned.com